As Filed with the Securities and Exchange Commission on July 28, 1999

                                               Registration No. 333-82883

                              UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                           Amendment Number 2
                                   to
                               FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               INTERNATIONAL COMFORT PRODUCTS CORPORATION
         (Exact name of registrant as specified in its charter)

           Canada                                        98-0045209
(State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                    Identification Number)

                                                  David P. Cain, Esq.
501 Corporate Centre Drive                    501 Corporate Centre Drive
        Suite 200                                     Suite 200
Franklin, Tennessee 37067                     Franklin, Tennessee 37067
     (615) 771-0200                                 (615) 771-0216
(Address, including zip code,                (Address, including zip code,
and telephone number, including              and telephone number, including
area code, of registrant's                   area code, of agent for service)
principal executive offices)

                                Copy To:
                           Gary M. Brown, Esq.
                         Tuke Yopp & Sweeney, PLC
                       NationsBank Plaza, Suite 1100
                        Nashville, Tennessee 37219
                             (615) 313-3325

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                INTERNATIONAL COMFORT PRODUCTS CORPORATION
                ------------------------------------------
                        1,488,162 Ordinary Shares
                ------------------------------------------

     The following selling shareholders are offering up to 1,488,162 ordinary shares ("Shares") of International Comfort Products Corporation (the "Company," which sometimes in this Prospectus is referred to as "we" or "us" and in the possessive as "our").

             Watsco Investments I, Inc.      1,398,872 Shares
             Watsco Investments II, Inc.        89,290 Shares

Watsco Investments I, Inc. and Watsco Investments II, Inc. each are subsidiaries of Watsco, Inc. and are referred to in this Prospectus as the "Selling Shareholders."

     Our Shares trade on both the American Stock Exchange ("AMEX") and the Toronto Stock Exchange ("TSE") under the symbol "ICP." On July 26, 1999, the last reported sale price of the Shares on Amex was $11.69 (U.S.) and on the TSE was $17.60 (Can.). WE URGE YOU TO OBTAIN A CURRENT MARKET QUOTATION.

     Our principal executive offices are located at 501 Corporate Centre Drive, Suite 200, Franklin, Tennessee 37067. The phone number there is (615) 771-0200.

     We will not be paying any underwriting discounts or commissions in this offering.

               INVESTING IN OUR SHARES INVOLVES CERTAIN
             RISKS.  SEE "RISK FACTORS" BEGINNING ON PAGE 3.

     We will not receive any proceeds from the sale of Shares by the Selling Shareholders. We have agreed to pay certain expenses of registration of the Shares under United States federal and state securities laws. We are not required to pay commissions and discounts of agents or broker-dealers and transfer taxes, if any, that the Selling Shareholders may be required to pay when they sell their Shares. We also have agreed to indemnify the Selling Shareholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

             __________________________________________________

           NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY
          STATE SECURITIES COMMISSION  HAS APPROVED OR DISAPPROVED
         OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY
                           OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
             ___________________________________________________

                The date of this Prospectus is July 28, 1999.

                         AVAILABLE INFORMATION

     We have filed a Registration Statement on Form S-3 under the Securities Act (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in Washington, D.C. The Registration Statement covers the Shares offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed (or incorporated by reference) as an exhibit to the Registration Statement.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and other information with the Commission. Reports and other information filed by us with the Commission can be inspected without charge and copied at the public reference facilities maintained by the Commission at the following addresses: New York Regional Office, Seven World Trade Center, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the Commission.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 1-7955) are incorporated in and made a part of this Prospectus by this reference:

     (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 31, 1999.

     (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 14, 1999.

     (iii) The Company's Current Report on Form 8-K filed with the Commission on July 28, 1999.

     (iv) The description of the Company's Ordinary Shares contained in its Registration Statement on Form 8-A filed under the Exchange Act with the Commission on March 14, 1990, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all Shares offered hereby have been sold or which deregisters all Shares then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. In particular, the discussion of the tender offer and related legal matter below under RISK FACTORS and on page 5 of this Prospectus under MATERIAL CHANGES should be read in conjunction with the financial statements contained in reports that are incorporated herein by reference.

     Copies of all documents that are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this Prospectus) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon a written or oral request to the Company, Attention: David P. Cain, 501 Corporate Centre Drive, Suite 200, Franklin, Tennessee 37067, telephone number (615) 771-0216.

                              RISK FACTORS

     On June 30, 1999, Titan Acquisitions, Ltd., a New Brunswick corporation, and a wholly owned subsidiary of United Technologies Corporation (collectively, "UTC"), commenced a tender offer to acquire all of our outstanding Shares at a price of $11.75 (U.S.) per Share (the "Tender Offer Price"). SEE MATERIAL CHANGES below. Currently, the tender offer expires at 12:00 p.m. on July 28, 1999. The completion of the tender offer is subject to a number of conditions, including regulatory approval. Accordingly, there is no assurance that the tender offer will be completed. If the tender offer is not completed, there is no assurance that you would be able to resell your Shares for the Tender Offer Price or for the price that you paid for the Shares. The Tender Offer Price exceeds the trading prices for the Shares that had prevailed during the six months preceding the announcement of the tender offer.

     In addition, if the tender offer is completed but you fail to tender your Shares, there is no assurance of the continuing liquidity of your Shares. The Shares may cease to trade on both the AMEX and the TSE and there may be no other market for the Shares. Although UTC has indicated that it intends to subsequently acquire all Shares that are not tendered through a merger, amalgamation or other similar transaction, there is no assurance that this will occur or when it will occur. Accordingly, your investment in the Shares could become illiquid for an indeterminate length of time.

                            THE COMPANY

     The Company is one of North America's leading manufacturers of quality residential and light commercial heating and cooling products. Its products are marketed under the Arcoaire, Comfortmaker, Airquest, Heil, Tempstar,
ICP Commercial, Lincoln, Dettson, Clare and KeepRite brand names to dealers, contractors and builders through independent distributors. These products include a variety of heating and cooling products, including gas and oil furnaces, split-system and package air conditioners, split-system and package heat pumps, and gas/electric combination units.

     The executive offices of the Company are located at 501 Corporate Centre Drive, Suite 200, Franklin, Tennessee 37067, telephone number (615) 771-0200.


                           USE OF PROCEEDS

     The Shares that are the subject of this offering are being sold by the Selling Shareholders. Accordingly, we will not receive any of the proceeds from the sale of these Shares.

                        SELLING SHAREHOLDERS

     The Selling Shareholders are wholly owned subsidiaries of Watsco, Inc.("Watsco"). Watsco is one of our two largest customers. In addition, the shares owned by the Selling Shareholders were issued to affiliates of Watsco in exchange for substantially all of the assets of what now is A-1 Components Corp., one of our subsidiaries. That transaction occurred and the Shares were issued on May 29, 1998.

     When we acquired the assets of A-1 Components, the Shares that were issued (and that now are being sold by the Selling Shareholders) were not registered under the Securities Act. They were issued in an exempt offering and, therefore, were "restricted" securities. Accordingly, the Shares could not be sold by the Selling Shareholders without registration or an exemption. Because of this restriction, in the A-1 Components transaction, we agreed that we would register the Shares owned by the Watsco affiliates prior to them having owned the Shares for two years, at which time they could be sold without registration.

     On July 1, 1999 Watsco exercised it right to require that we register the Shares issued in the A-1 transaction. That is the reason that we have filed the registration statement of which this Prospectus is a part.

     As of the date of this Prospectus, the Selling Shareholders own
1,488,162 Shares. The Selling Shareholders may sell all, a portion or none of these Shares. If the offering is completed, the Selling Shareholders will own no Shares. This information is based upon data supplied to us by the Selling Shareholders.

                         PLAN OF DISTRIBUTION

     We have been advised by the Selling Shareholders that they intend to sell all or a portion of the Shares offered hereby, from time to time, on the Toronto Stock Exchange and/or the American Stock Exchange, and that sales will be made at prices prevailing at the time of such sales. The Selling Shareholders also may make sales on the over-the-counter market, pursuant to Rule 144 promulgated under the Securities Act or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholders may sell Shares in
(i) a block trade in which the broker or dealer so engaged will attempt to sell Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) transactions in which a broker or dealer acts as principal and resells Shares for its account pursuant to this Prospectus, (iii) an exchange distribution in accordance with the rules of such exchange, (iv) ordinary brokerage transactions and transactions in which the broker solicits purchases, (v) privately negotiated transactions,
(vi) a combination of any such methods of sale or (vii) any other method of sale permitted pursuant to applicable laws.

     In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. The Selling Shareholders also from time to time, may authorize underwriters acting as their agents to offer and sell Shares upon such terms and conditions as shall be set forth in a prospectus supplement, to the extent required. Underwriters, brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to sale. The Selling Shareholders, as well as such underwriters, brokers or dealers and any other participating brokers or dealers, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales and any discounts and commissions received by them and any profit realized by them on the resale of Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

     There is no assurance that the Selling Shareholders will offer for sale or sell any or all of the Shares covered by this Prospectus. We have been advised by the Selling Shareholders that they or their pledgees, donees, transferees or other successors in interest may sell all, a portion of, or none of the Shares covered by this Prospectus.

     At the time a particular offer of Shares is made by either of the Selling Shareholders, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate amount of Shares being offered and the terms of the offering.

                            LEGAL MATTERS

     Certain legal matters in connection with the sale of the Shares offered by this Prospectus will be passed upon for us by Tuke Yopp & Sweeney, PLC, Nashville, Tennessee.

                               EXPERTS

     Our consolidated financial statements and schedules as of December 31, 1998, and for each of the two years then ended, incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, Chartered Accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

     Our consolidated financial statements and schedules for the year ended December 31, 1996, incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, Chartered Accountants, given on the authority of that firm as experts in accounting and auditing.

     Future financial statements and schedules of the Company and the reports thereon of the Company's independent chartered accountants also will be incorporated by reference in this Prospectus in reliance upon the authority of the firm as experts giving these reports to the extent said firm has audited these financial statements and consented to the use of their reports thereon.
                            MATERIAL CHANGES

     On June 23, 1999, we entered into a Pre-Acquisition Agreement (the "Acquisition Agreement") with UTC. The Acquisition Agreement provides that UTC will make a tender offer ("Tender Offer") to purchase all of our outstanding Shares. Shares validly tendered in the Tender Offer shall be entitled to receive $11.75 (U.S.), net to the seller, in cash. Consummation of the Tender Offer is subject to certain conditions as specified in the Acquisition Agreement.

     On June 25, 1999, Stanley Ginkowski and Jeff Grau filed a class action lawsuit in the Chancery Court of Marshall County, Tennessee, naming as defendants the Company and all of our directors. The plaintiffs seek to enjoin any actions by us in furtherance of the Tender Offer or, alternatively, to recover damages in the event the Tender Offer and any subsequent merger is consummated. The plaintiffs claim that the consideration to be received by our shareholders in the proposed transaction with UTC is unfair and inadequate, that our directors breached certain alleged fiduciary duties to our shareholders and that our directors will be unjustly enriched by the transaction. On July 19, 1999, the Court issued a memorandum opinion dismissing the litigation on a variety of grounds. Prior to the formal entry of an order, however, the plaintiffs voluntarily dismissed their case in Marshall County, Tennessee. On July 26, 1999, the Company received a demand letter from an attorney in Canada representing Mr. Grau demanding certain actions by the Board of Directors and generally making claims that certain benefit packages improperly benefitted certain executives of the Company to the detriment of the shareholders. We believe that the claims against us, our directors and our officers are without merit and intend to vigorously defend all claims made against us and them.

     A copy of the Acquisition Agreement is filed as Exhibit 2 to the Registration Statement and is incorporated herein by this reference. A copy of the Schedule 14D-9 (Solicitation/Recommendation Statement) ("Schedule 14D-9") and any amendments thereto that we filed in connection with the Tender Offer also are filed as exhibits to the Registration Statement and are incorporated herein by this reference. The Schedule 14D-9 and any amendments thereto contain information about the Tender Offer. We encourage you to obtain copies and read them thoroughly.


                            MISCELLANEOUS

     No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus in connection with the offering herein contained, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling
Shareholders.   This Prospectus does not constitute an offer to sell or a
solicitation of any offer to buy any of the Shares offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since any of the dates as of which information is furnished herein or since the date hereof.

INTERNATIONAL
COMFORT
PRODUCTS                                        [ICP LOGO]
CORPORATION






TABLE OF CONTENTS

Available Information .......... 2

Incorporation of Certain
  Documents by Reference ....... 2

Risk Factors.................... 3

The Company..................... 3

Use of Proceeds................. 3

Selling Shareholders............ 3

Plan of Distribution............ 4

Legal Matters................... 5

Experts......................... 5

Material Changes................ 5

Miscellaneous................... 6



                                PART II
                INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the distribution of the Securities registered hereby. One-half of the expenses in connection with the distribution contemplated by this Registration Statement will be borne by the Company and one-half by the Selling Shareholders.

              SEC Registration Fee               $ 4,745
              Legal fees and expenses              6,000
              Accounting fees and expenses        15,000
              Blue sky fees and expenses               0
              Printing                               500
              Miscellaneous                        1,000
                                                 -------
                      TOTAL                      $27,245


ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Canada Business Corporations Act (the "CBCA") permits a corporation to indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of his or her being or having been a director or officer of such corporation or body corporate, if (i) he or she acted honestly and in good faith with a view to the best interests of the corporation, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful, and requires the corporation to so indemnify any such person who has been substantially successful on the merits in his or her defense of such action or proceeding.

        The Registrant's By-laws provide that subject to the limitations contained in the CBCA but without limit to the right of the Registrant to indemnify any person under the CBCA or otherwise, the Registrant shall indemnify present and former directors and officers of the Registrant or any person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal and administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant or of a body corporate of which the Registrant is or was a shareholder or creditor, if such person (i) acted honestly and in good faith with a view to the best interests of the Registrant and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

        The description of the Registrant's By-laws contained in the preceding paragraph is qualified in its entirety by reference to the Registrant's By-laws (filed with the Commission as Exhibit 1.2 to the

                                   II-1

Registrant's Annual Report on Form 20-F for the fiscal year ended December
31, 1993, filed with the Commission on June 29, 1994) which is incorporated by reference herein as Exhibit 3(i)/4.2.

ITEM 16.     EXHIBITS.

     See the Exhibit Index beginning on page II-6.

ITEM 17.     UNDERTAKINGS.

     (a)     The undersigned registrant hereby undertakes:

             (1) (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section
                        10(a)(3) of the Securities Act of 1933;

                   (ii) to reflect in the prospectus any facts or events
                        arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the Part
                        II-2 information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
                        (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) to include any material information with respect to
                       the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities
             Exchange Act of 1934 that are incorporated by reference in the registration statement;

                 (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
                     and

                 (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (2) That, for purposes of determining any liability under the
                 Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   II-2

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







































                                   II-3


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 28th day of July, 1999.


                                 INTERNATIONAL COMFORT PRODUCTS CORPORATION

                                 By:/s/ David P. Cain
                                    ---------------------------
                                        David P. Cain
                                        Senior Vice President, General
Counsel
                                          and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed below by the following persons in the capacities indicated on July 28, 1999.


         SIGNATURE                TITLE
         ---------                -----

 /s/ Richard W. Snyder *          Chairman of the Board and Director
-------------------------
(Richard W. Snyder)


 /s/ W. Michael Clevy  *          President, Chief Executive Officer
-------------------------           and Director
(W. Michael Clevy)


 /s/ David P. Cain                Senior Vice President, General Counsel
-------------------------           and Secretary
(David P. Cain)


 /s/ S.L. Clanton                 Senior Vice President, Chief Financial
-------------------------           Officer and Treasurer
(S.L. Clanton)


/s/ Richard C. Barnett *          Director
-------------------------
(Richard C. Barnett)


 /s/ Stanley M. Beck   *          Director
-------------------------
(Stanley M. Beck)


 /s/ William G. Davis  *          Director
-------------------------
(William G. Davis)


                                 II-4

         SIGNATURE                TITLE
         ---------                -----


 /s/ John F. Fraser    *          Director
-------------------------
(John F. Fraser)


                                  Director
-------------------------
(Roy T. Graydon)


 /s/ Marvin G. Marshall *         Director
-------------------------
(Marvin G. Marshall)


 /s/ Ernest C. Mercier *          Director
-------------------------
(Ernest C. Mercier)


 /s/ David H. Morris   *          Director
-------------------------
(David H. Morris)


 /s/ David A. Rattee              Director
-------------------------
(David A. Rattee)


 /s/ William A. Wilson *          Director
-------------------------
(William A. Wilson)


* By David P. Cain pursuant to powers of attorney filed as Exhibit 24 to Registration Statement on Form S-3 (333-82883) filed with the Commission on July 15, 1999.






















                                II-5



                            EXHIBIT INDEX

                                                                 Sequential
Exhibit No.               Description                            Page Number
----------       ----------------------------------              -----------
2               Pre-Acquisition Agreement dated as of June 23,           IBR
                1999 by and among the Company, Titan Acquisitions,
                Ltd., and United Technologies Corporation filed as
                Exhibit 1 to the Company's Schedule 14D-9 dated
                June 30, 1999 and filed with the Commission on
                June 30, 1999.

3(i), 4.1       Articles of Incorporation of International               IBR
                Comfort Products Corporation filed as Exhibit
                3(i)/4.1 to the Company's Quarterly Report on
                Form 10-Q for the quarter ended September 30,
                1997 filed with the Commission on November
                14, 1997, and incorporated herein by this
                reference.

3(ii), 4.2      Bylaws of International Comfort Products                 IBR
                Corporation filed as Exhibit 1.2 to the
                Company's Annual Report on Form 20-F for the
                year ended December 31, 1993 filed with the
                Commission on June 29, 1994, and incorporated
                herein by this reference.

4.3             Indenture dated as of May 13, 1998, by and               IBR
                among International Comfort Products
                Holdings, Inc. ("ICP Holdings"),
                International Comfort Products Corporation
                and United States Trust Company of New York,
                as Trustee, with respect to the Series A and
                Series B 8 5/8% Senior Notes due 2008, filed
                as Exhibit 4.5 to the Registrant's
                Registration Statement on Form S-4 (File No.
                333-58837) filed with the Commission on July
                10, 1998, and incorporated herein by this
                reference.

5               Opinion of Tuke Yopp & Sweeney, PLC filed as             IBR
                Exhibit 5 to Amendment Number 1 to the Company's
                registration statement on Form S-3 filed with the
                Commission on July 27, 1999 and incorporated
                herein by this reference.


10.1            Master Trust Pooling and Service Agreement,              IBR
                dated as of July 25, 1996 among Inter-City
                Products Receivables Company, L.P.
                ("ICP-Receivables"), International Comfort
                Products Corporation (USA) ("ICP(USA)") and
                LaSalle National Bank, as Trustee filed as Exhibit
                10.1 to Amendment No. 1 to the Registrants'
                Registration Statement on Form S-4 (File No.
                333-58837 and 333-58837-01) filed with the
                Commission on August 28, 1998, and
                incorporated herein by this reference.

10.2            Series 1996-1 Supplement to Master Trust                 IBR
                Pooling and Service Agreement, dated as of
                July 25, 1996 among ICP-Receivables, ICP(USA)
                and LaSalle National Bank, as Trustee (and
                correlative form of Class A (Series 1996-1)
                Certificate and form of Class B (Series
                1996-1) Certificate, and form of Guaranty
                from ICP(USA) filed as Exhibit 10.2 to
                Amendment No. 1 to the Registrant's
                Registration Statement on Form S-4 (File No.
                333-58837 and 333-58837-01) filed with the
                Commission on August 28, 1998, and
                incorporated herein by this reference.

                                  II-6

                            EXHIBIT INDEX
                                                                 Sequential
Exhibit No.               Description                            Page Number
----------       ----------------------------------              -----------

10.3            Receivables Purchase Agreement dated as of               IBR
                July 25, 1996 among ICP(USA), Inter-City
                Products Partner Corporation ("ICP-Partner")
                and ICP-Receivables filed as Exhibit 10.3 to
                Amendment No. 1 to the Registrant's
                Registration Statement on Form S-4 (File No.
                333-58837 and 333-58837-01) filed with the
                Commission on August 28, 1998, and
                incorporated herein by this reference.

10.4            Certificate Purchase Agreement (Series                   IBR
                1996-1, Class A) dated as of July 25, 1996
                among ICP-Receivables, ICP(USA), the
                Purchasers named therein and The Chicago
                Corporation, as Agent filed as Exhibit 10.4
                to Amendment No. 1 to the Registrant's
                Registration Statement on Form S-4 (File No.
                333-58837 and 333-58837-01) filed with the
                Commission on August 28, 1998, and
                incorporated herein by this reference.

10.5            Certificate Purchase Agreement (Series                   IBR
                1996-1, Class B) dated as of July 25, 1996
                among ICP-Receivables, ICP(USA) and Argos
                Funding Corp. filed as Exhibit 10.5 to
                Amendment No. 1 to the Registrant's
                Registration Statement on Form S-4 (File No.
                333-58837 and 333-58837-01) filed with the
                Commission on August 28, 1998, and
                incorporated herein by this reference.

10.6            First Amendment to Certificate Purchase                  IBR
                Agreement (Series 1996-1, Class A) dated as
                of December 1, 1996 among ICP-Receivables,
                ICP(USA), the Purchasers named therein and The
                Chicago Corporation, as Agent filed as
                Exhibit 4.9 to the Company's Quarterly Report
                on Form 10-Q for the quarter ended September
                30, 1997 filed with the Commission on
                November 14, 1997, and incorporated herein by
                this reference.

10.7            First Amendment to Receivables Purchase                  IBR
                Agreement and Second Amendment to Certificate
                Purchase Agreement (Series 1996-1, Class A)
                dated as of January 27, 1997 among ICP(USA),
                ICP-Partner, General Heating and Cooling
                Company, Coastline Distribution, Inc.,
                ICP-Receivables, Anagram Funding Corp. and
                ABN AMRO Chicago Corporation filed as Exhibit
                10.7 to Amendment No. 1 to the Registrant's
                Registration Statement on Form S-4 (File No.
                333-58837 and 333-58837-01) filed with the
                Commission on August 28, 1998, and
                incorporated herein by this reference.

                                   II-7

                            EXHIBIT INDEX
                                                                 Sequential
Exhibit No.               Description                            Page Number
----------       ----------------------------------              -----------
10.8            Second Amendment to Receivables Purchase                 IBR
                Agreement as of September 30, 1997 among
                ICP(USA), ICP-Partner, General Heating and
                Cooling Company, ICP-Receivables, Anagram
                Funding Corp. and ABN AMRO Chicago
                Corporation filed as Exhibit 10.8 to
                Amendment No. 1 to the Registrant's
                Registration Statement on Form S-4 (File No.
                333-58837 and 333-58837-01) filed with the
                Commission on August 28, 1998, and
                incorporated herein by this reference.

10.9            Loan and Security Agreement dated as of July             IBR
                18, 1997 between ICP(USA) and NationsBank,
                N.A. filed as Exhibit 10.9 to Amendment No.
                1 to the Registrant's Registration Statement
                on Form S-4 (File No. 333-58837 and
                333-58837-01) filed with the Commission on
                August 28, 1998, and incorporated herein by
                this reference.

10.10           Amendment to Loan and Security Agreement made            IBR
                and entered into as of February 24, 1998
                between NationsBank, N.A. and ICP(USA) filed
                as Exhibit 10.10 to Amendment No. 1 to the
                Registrant's Registration Statement on Form
                S-4 (File No. 333-58837 and 333-58837-01)
                filed with the Commission on August 28,
                1998, and incorporated herein by this
                reference.

10.11           Second Amendment to Loan and Security                    IBR
                Agreement made and entered into as of May 13,
                1998 between NationsBank, N.A. and ICP(USA)
                filed as Exhibit 10.10 to Amendment No. 1 to
                the Registrant's Registration Statement on
                Form S-4 (File No. 333-58837 and
                333-58837-01) filed with the Commission on
                August 28, 1998, and incorporated herein by
                this reference.

10.12           Credit Agreement made and entered into as of             IBR
                December 16, 1996 between Inter-City Products
                Corporation (Canada) ("ICP Canada"), G.C.
                McDonald Supply Limited, the Lenders named
                therein and General Electric Capital Canada
                Inc., as agent filed as Exhibit 10.12 to
                Amendment No. 1 to the Registrant's
                Registration Statement on Form S-4 (File No.
                333-58837 and 333-58837-01) filed with the
                Commission on August 28, 1998, and
                incorporated herein by this reference.

10.13           First Amendment to Credit Agreement made and             IBR
                entered into as of May 13, 1998 between ICP
                Canada, G.C. McDonald Supply Limited, the
                Lenders named therein and General Electric
                Capital Canada Inc., as agent filed as
                Exhibit 10.13 to Amendment No. 1 to the
                Registrant's Registration Statement on Form
                S-4 (File No. 333-58837 and 333-58837-01)
                filed with the Commission on August 28,
                1998, and incorporated herein by this
                reference.

                                   II-8

                            EXHIBIT INDEX

                                                                 Sequential
Exhibit No.               Description                            Page Number
----------       ----------------------------------              -----------

10.14           Second Amendment to Credit Agreement made and            IBR
                entered into as of July 21, 1998 between ICP
                Canada, G.C. McDonald Supply Limited, the
                Lenders named therein and General Electric
                Capital Canada Inc., as agent filed as
                Exhibit 10.14 to Amendment No. 1 to the
                Registrant's Registration Statement on Form
                S-4 (File No. 333-58837 and 333-58837-01)
                filed with the Commission on August 28,
                1998, and incorporated herein by this
                reference.

10.15           International Comfort Products Corporation               IBR
                Employee Stock Option Plan filed as Exhibit
                4.1 to the Company's Registration Statement
                on Form S-8 filed with the Commission on
                March 16, 1995, and incorporated herein by
                this reference.

10.16           International Comfort Products Corporation               IBR
                1998 Stock Option Plan filed as Exhibit 10.30
                to the Registrant's Registration Statement on
                Form S-4 (File No. 333-58837) filed with the
                Commission on July 10, 1998, and incorporated
                herein by this reference.

10.17           International Comfort Products Corporation               IBR
                Share Compensation Arrangement for
                Non-Employee Directors filed as Exhibit 10.3
                to the Company's Annual Report on Form 10-K
                for the year ended December 31, 1997 filed
                with the Commission on March 30, 1998, and
                incorporated herein by this reference.

10.18           International Comfort Products Corporation               IBR
                Long Term Incentive Plan filed as Exhibit
                10.25 to ICP(USA)'s Registration Statement on
                Form S-1 (File No. 33-56238) filed with the
                Commission on December 23, 1992, and
                incorporated herein by reference.

10.19           Amendment to International Comfort Products              IBR
                Corporation Long Term Incentive Plan filed as
                Exhibit 10.11 to ICP(USA)'s Annual Report on
                Form 10-K for the year ended December 31,
                1993 filed with the Commission on March 28,
                1994, and incorporated herein by reference.

10.20           International Comfort Products Corporation               IBR
                1997 Long Term Incentive Plan for Senior
                Management filed as Exhibit 10.6 to the
                Company's Annual Report on Form 10-K for the
                year ended December 31, 1997 filed with the
                Commission on March 30, 1998, and
                incorporated herein by this reference.

10.21           ICP(USA) Share Ownership Savings Plan filed              IBR
                as Exhibit 10.26 to ICP(USA)'s Registration
                Statement on Form S-1 (File No. 33-56238)
                filed with the Commission on December 23,
                1992, and incorporated herein by this
                reference.

                                   II-9

                            EXHIBIT INDEX
                                                                 Sequential
Exhibit No.               Description                            Page Number
----------       ----------------------------------              -----------

10.22           Amendments to ICP(USA)'s Share Ownership                 IBR
                Savings Plan filed as Exhibit 10.8 to the
                Company's Annual Report on Form 10-K for the
                year ended December 31, 1997 filed with the
                Commission on March 30, 1998, and
                incorporated herein by this reference.

10.23           Retirement Plan for Salaried Employees filed             IBR
                as Exhibit 10.27 to ICP(USA)'s Registration
                Statement on Form S-1 (File No. 33-56238)
                filed with the Commission on December 23,
                1992, and incorporated herein by this
                reference.

10.24           Supplemental Retirement Benefit Agreement                IBR
                dated September 1, 1994 with W. Michael Clevy
                filed as Exhibit 10.16 to ICP(USA)'s Annual
                Report on Form 10-K for the year ended
                December 31, 1995 filed with the Commission
                on March 28, 1996, and incorporated herein by
                this reference.

10.25           Termination Agreement with W. Michael Clevy              IBR
                filed as Exhibit 10.11 to the Company's
                Annual Report on Form 10-K for the year ended
                December 31, 1997 filed with the Commission
                on March 30, 1998, and incorporated herein by
                this reference.

10.26           Termination Agreement with Stephen L. Clanton            IBR
                filed as Exhibit 10.12 to the Company's
                Annual Report on Form 10-K for the year ended
                December 31, 1997 filed with the Commission
                on March 30, 1998, and incorporated herein by
                this reference.

10.27           Termination Agreement with Herman V. Kling                *

10.28           Change in Control Agreement with W. Michael              IBR
                Clevy filed as Exhibit 10.11 to the Company's
                Quarterly Report on Form 10-Q for the quarter
                ended March 31, 1999 filed with the Commission
                on May 14, 1999, and incorporated herein by
                this reference.

10.29           Change in Control Agreement with David P.                IBR
                Cain filed as Exhibit 10.12 to the Company's
                Quarterly Report on Form 10-Q for the quarter
                ended March 31, 1999 filed with the Commission
                on May 14, 1999, and incorporated herein by
                this reference.

10.30           Change in Control Agreement with Stephen L.Clanton        **

10.31           Change in Control Agreement with Douglas K.              IBR
                Gibbs filed as Exhibit 10.13 to the Company's
                Quarterly Report on Form 10-Q for the quarter
                ended March 31, 1999 filed with the Commission
                on May 14, 1999, and incorporated herein by
                this reference.

10.32           Change in Control Agreement with Herman V. Kling          ***

                                   II-10

                            EXHIBIT INDEX
                                                                 Sequential
Exhibit No.               Description                            Page Number
----------       ----------------------------------              -----------


10.33           Change in Control Agreement with Francis C.Harrell       ***

10.34           Change in Control Agreement with Robert C. Henningsen    ***

10.35           Change in Control Agreement with Augusto H. Millan       ***

10.36           Change in Control Agreement with David B. Schumacher     ***

10.37           Change in Control Agreement with Karla G. Smith          ***

10.38           Change in Control Agreement with H. David Tayler         ***

10.39           Change in Control Agreement with James R. Wiese          ***

10.40           Registration Rights Agreement dated May 29, 1998         IBR
                among the Company, P.E./DelMar, Inc. and Watsco
                Components, Inc. filed as Exhibit 10.40 to the
                Company's registration statement on Form S-3 filed
                with the Commission on July 15, 1999 and incorporated
                herein by this reference.

23.1            Consent of Arthur Andersen LLP, independent              IBR
                chartered accountants filed as Exhibit 23.1 to
                Amendment Number 1 to the Company's registration
                statement on Form S-3 filed with the Commission
                on July 27, 1999 and incorporated herein by this
                reference.

23.2            Consent of PricewaterhouseCoopers LLP, independent       IBR
                chartered accountants filed as Exhibit 23.2 to
                Amendment Number 1 to the Company's registration
                statement on Form S-3 filed with the Commission
                on July 27, 1999 and incorporated herein by this
                reference.

23.3            Consent of Tuke Yopp & Sweeney, PLC
                (included in their opinion filed as Exhibit 5)

24              Powers of Attorney, filed as Exhibit 24 to the           IBR
                Company's registration statement on Form S-3 filed
                with the Commission on July 15, 1999 and incorporated
                herein by this reference.

99.1            The Company's Schedule 14D-9 dated June 30, 1999         IBR
                and filed with the Commission on June 30, 1999,
                and incorporated herein by this reference.

99.2            Amendment No.1 to the Company's Schedule 14D-9 dated     IBR
                July 20, 1999 and filed with the Commission on July
                20, 1999, and incorporated herein by this reference.

99.3            Directors' Circular dated as of June 30, 1999 issued     IBR
                by the Company and filed as Exhibit 6 to the Company's
                Schedule 14D-9 dated June 30, 1999 and filed with the
                Commission on June 30, 1999, and incorporated herein
                by this reference.
----------------------
    IBR  Document incorporated by reference from previous filing
    *    Document not filed because substantially identical to Exhibit 10.26
    **   Document not filed because substantially identical to Exhibit 10.29
    ***  Document not filed because substantially identical to Exhibit 10.31

                                  II-11

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